UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2013

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 18, 2013, Agenus Inc., a Delaware corporation (the “Company”), entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock in a registered direct public offering. The Company has agreed to pay the Placement Agent an aggregate fee equal to 5% of the gross proceeds received in the offering; provided that if an investor in the offering is an existing stockholder that was introduced to the offering by the Company, the fee is reduced to 2.5% of the gross proceeds from such investor. In addition, the Company has agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount not to exceed $30,000.

On September 18, 2013, the Company and certain investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell an aggregate of 2,166,667 shares of its common stock and warrants to purchase a total of 650,000 shares of its common stock to such investors for gross proceeds of approximately $6.5 million. On September 19, 2013, the Company entered into an amended definitive purchase agreement with certain investors, pursuant to which the Company agreed to sell an additional 1,166,666 shares of its common stock and warrants to purchase up to a total of 350,000 additional shares of its common stock to such investors for gross proceeds of approximately $3.5 million. In total, 3,333,333 shares of the Company’s common stock and warrants to purchase 1,000,000 shares of the Company’s common stock will be issued in the offering.

The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.3 of a share of common stock. The purchase price per unit is $3.00. Subject to certain ownership limitations, the warrants will be exercisable beginning six months following issuance and will expire five years from the date they become exercisable, at an exercise price of $3.75 per share. The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The net proceeds to the Company from the registered direct public offering, after deducting the Placement Agent’s fees and expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $9.5 million. The offering is expected to close on or about September 23, 2013, subject to the satisfaction of customary closing conditions.

In connection with this offering, the Company has agreed for a period of 45 days from the closing of the offering, not to sell any shares of its common stock other than (i) certain issuances of common stock to employees, officers or directors of the Company under its stock or option plans, (ii) securities issued pursuant to certain acquisitions or strategic transactions, and (iii) issuances under its existing “at-the-market” offering facility (“ATM Facility”) at a price greater than or equal to $3.35 per share (subject to adjustment in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions).

The shares of common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement dated as of September 18, 2013, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-185657), which became effective on January 10, 2013, and the base prospectus dated as of January 10, 2013 contained in such registration statement.

The legal opinion of Choate, Hall & Stewart LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Letter, the form of warrant and securities purchase agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, the form of warrant and the form of securities purchase agreement as amended, which are attached hereto as Exhibits 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference.

The Engagement Letter and the securities purchase agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Engagement Letter and the securities purchase agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On September 18, 2013, the Company issued a press release announcing the registered direct offering described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

On September 19, 2013, the Company issued a press release announcing an increase in the size of the registered direct offering described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Subsequent to the second fiscal quarter ended June 30, 2013, the Company has sold an aggregate of 3,234,993 shares of common stock in at the market offerings under its ATM Program at an average price of approximately $3.61 per share for net proceeds of approximately $11.4 million after deducting offering costs of approximately $325,000, including 1,141,185 shares sold on September 17, 2013 at an average price of $3.45 per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Engagement letter, dated as of September 18, 2013, by and between Agenus Inc. and H.C. Wainwright & Co., LLC.

4.1	Form of Warrant.

5.1	Opinion of Choate, Hall & Stewart LLP.

10.1	Form of Securities Purchase Agreement, dated September 18, 2013, as amended, by and between Agenus Inc. and the investors in the offering.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

99.1	Press release dated September 18, 2013.

99.2	Press release dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: September 19, 2013	By:	/s/ Garo H. Armen
Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

1.1	Engagement letter, dated as of September 18, 2013, by and between Agenus Inc. and H.C. Wainwright & Co., LLC.

4.1	Form of Warrant.

5.1	Opinion of Choate, Hall & Stewart LLP.

10.1	Form of Securities Purchase Agreement, dated September 18, 2013, as amended, by and between Agenus Inc. and the investors in the offering.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

99.1	Press release dated September 18, 2013.

99.2	Press release dated September 19, 2013.